Exhibit 99.1

News Release

Contact:    Paul DeSantis
Chet Fox
Investor Relations
(216) 682-7003

OMNOVA Reports Growth in Specialty Businesses
in 2017 Second Quarter

BEACHWOOD, OHIO, June 28, 2017 -
Second Quarter 2017 Highlights

•
Specialty Solutions sales grew 14% compared to the prior year, with operating margins of 14.9%, while Performance Materials increased sales by 4%, with operating margins of (8.0)%, primarily due to charges related to China coated fabrics. Performance Materials had adjusted segment operating profit margins of 3.8%.

•
Volume driven sales growth for Specialty Solutions was 6.3% with volume increases across most of the segment’s lines of business. Performance Materials experienced a volume decline of 13.3%, driven by reduced sales in paper, carpet and China coated fabrics markets.

•
The Company completed realignment of its businesses and related reporting into two new segments: Specialty Solutions, 55% of sales and 83% of adjusted segment operating income, and Performance Materials, 45% and 17%, respectively.

•
Reported loss per diluted share was $0.14, compared with earnings per diluted share of $0.16 last year. Adjusted Diluted Earnings Per Share was $0.16, compared to $0.18 a year ago. As expected, Specialty Solutions volume growth was offset by raw material driven margin declines.

•	The Company recorded an impairment charge of $12.9 million during the quarter related to China coated fabrics.

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OMNOVA Page 2

OMNOVA Solutions Inc. (NYSE: OMN) today announced a loss per share of $0.14 for the second quarter ended May 31, 2017, compared to earnings of $0.16 per share in last year’s comparable quarter. Adjusted Diluted Earnings Per Share was $0.16 for the second quarter of 2017, compared with $0.18 last year. In the second quarter of 2017, the Company recorded an impairment loss of approximately $12.9 million related to China coated fabrics and charges of approximately $3.6 million related to the “One OMNOVA” restructuring initiative, compared to charges of $1.1 million in last year’s second quarter.
“During the quarter, we made significant progress on our key strategic initiatives. I am particularly pleased with the growth we saw in our specialty businesses resulting from our investment in marketing, sales, and innovation excellence,” said Anne Noonan, OMNOVA’s President and Chief Executive Officer. “In particular, we had strong growth in oil and gas, non-wovens, elastomeric modifiers, laminates and films,” Noonan continued. “Additionally, we executed, as planned, on the restructuring of our 'One OMNOVA' support functions, driving SG&A reductions. At the end of the quarter, our vitality index (sales from new products introduced over the last five years as a percentage of total sales) was approximately 25%, driven by growth in value-creating innovative specialty products. From a sales perspective, May 2017 was a record month for our strengthened team, with the highest number of new product and customer wins yet.
“We are considering all options as we proactively address our unprofitable China coated fabrics business. We expect resolution before the end of July 2017.
“Raw material costs spiked through March and then declined rapidly during the remainder of the quarter. As a result, our gross profit margins were approximately $5.2 million unfavorable in the quarter. We continued our intense focus on value pricing for the non-indexed portion of our business while continuing to execute our specialization strategy. As we progress into the second half of the year, we expect margins to recover with pricing actions and some softening in raw materials,” said Noonan.
"The Company has realigned its businesses and related reporting into two new segments: Specialty Solutions and Performance Materials. In our new segments, we have grouped like businesses that share similar end-market characteristics and executional strategies. The businesses in the Specialty Solutions segment are characterized by higher and more sustainable margins in faster growing markets.

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Those businesses include our C.A.S.E. businesses (coatings, adhesives, sealants and elastomers), non-wovens, laminates & films, and oil & gas. The Performance Materials segment includes our more mature businesses, where we are focused on operational excellence to drive continued profit improvements and cash generation. Those businesses include paper, carpet, tire cord, coated fabrics, antioxidants and reinforcing rubber,” said Noonan.
Consolidated Results for the Second Quarter of Fiscal 2017
Net sales for the second quarter were $221.3 million, up 9.6% from last year’s $202.0 million. Sales in Specialty Solutions increased 14.4% to $121.5 million, while sales in Performance Materials increased 4.2% to $99.8 million. Volume declined $6.0 million, or 3%, primarily related to the China coated fabrics business and continued market conditions in paper and carpet, which were partially offset by improved overall volumes in Specialty Solutions. Pricing improved by $22.9 million, or 11.3%, reflecting index pricing adjustments and the results of the Company’s non-indexed price increases. Currency translation increased sales by $2.4 million, or 1.2%, for the quarter.
Gross profit in the second quarter of 2017 was $53.2 million, or 24.0% of net sales, compared to $58.4 million, or 28.9% of net sales, last year. The declines from the comparable quarter last year result from raw material cost increases and volume declines in Performance Materials, partially offset by Specialty Solutions' volume growth, cost reduction initiatives and pricing increases.
SG&A in the second quarter was $30.1 million, down from $33.4 million last year, primarily reflecting the favorable impact from cost reduction initiatives.
Interest expense of $5.3 million reflected lower interest rates as a result of the third quarter 2016 refinancing - a year-over-year improvement of $0.4 million.
Income tax expense was $2.4 million in the second quarter of 2017, compared to $3.2 million last year. The reduction in second quarter tax expense compared to 2016 primarily relates to lower global pre-tax income in 2017. Cash tax payments were minimal as the Company has approximately $99.0 million of U.S. federal net operating loss carryforwards and $108.7 million of state and local tax net operating loss carryforwards.

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Cash provided by operations in the second quarter of 2017 was $13.1 million, compared to $21.4 million last year. Increased accounts receivable as a result of stronger sales in the latter part of the quarter was the largest driver of the decline. Working capital improved by 9.9 days at quarter-end to 50.9 days, compared with 60.8 days last year. Adjusted net leverage was 3.7x as compared to 3.5x last year (see Tables E and F), reflecting the decline in EBITDA primarily due to the timing of raw material cost movements and price realization.
Specialty Solutions Segment Results
Net sales for the Specialty Solutions segment during the second quarter of 2017 increased $15.3 million, or 14.4%, to $121.5 million, compared with $106.2 million last year. The improvement was driven by volume increases of $6.7 million, or 6.3%, and pricing increases of $7.5 million, or 7.1%. Foreign currency translation had a favorable effect of $1.2 million, or 1.1%.
Specialty Solutions’ segment operating profit for the quarter was $18.0 million, compared with $19.4 million last year. Adjusted Segment Operating Profit was $18.1 million, compared to $19.0 million last year. (See Tables A and B.) Favorable volume, increased pricing, and lower SG&A costs almost completely offset increased raw material costs.
Performance Materials Segment Results
Net sales for the Performance Materials segment during the second quarter of 2017 increased $4.0 million, or 4.1%, to $99.8 million, compared with $95.8 million last year. The improvement was driven by pricing increases of $15.4 million, or 16.1%, partially offset by volume declines of $12.7 million, or 13.3%. Foreign currency translation had a favorable impact of $1.2 million, or 1.3%. Growth in coated fabrics outside of China, tire cord and antioxidants remained strong, but was not enough to offset declines including China coated fabrics.
Performance Materials’ segment operating loss for the quarter was $8.0 million, compared with an operating profit of $5.2 million last year, primarily reflecting the impairment charge of $12.8 million for the China coated fabrics business. Adjusted Segment Operating Profit was $3.7 million, compared to $6.6

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million last year. (See Tables A and B.) Favorable pricing and lower SG&A spending were offset by raw material cost increases and the impact from lower volume.
Outlook
During the second half of fiscal 2017, the Company expects margin expansion from continued value pricing and softening raw material costs. The Company remains on track to deliver Adjusted Diluted Earnings Per Share growth in fiscal 2017 through specialties growth driven by innovative new products, the strengthened capabilities of OMNOVA's commercial team, mix improvement, and value pricing, as well as the continued benefit of cost reduction initiatives.
The Company anticipates releasing new segment tables for quarters in 2015, 2016 and 2017 together with the filing of the Company's second quarter of 2017 Form 10Q.
Earnings Conference Call - OMNOVA Solutions has scheduled its Earnings Conference Call for Wednesday, June 28th, 2017, at 11:00 a.m. ET. The live audio event will be hosted by OMNOVA Solutions’ President and Chief Executive Officer, Anne Noonan. The call is anticipated to be approximately one hour in length and may be accessed by the public from the investor relations section of the Company’s website (www.omnova.com). Webcast attendees will be in a listen-only mode. Following the live webcast, OMNOVA will archive the call on its website until noon ET, July 18, 2017. A telephone replay also will be available beginning at 1:00 p.m. ET on June 28, 2017, and ending at 11:59 p.m. ET on July 18, 2017. To listen to the telephone replay, callers should dial: (USA) 800-475-6701, access code 425253 or (International) 320-365-3844, access code 425253.

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Non-GAAP and Other Financial Matters

This Earnings Release includes Adjusted Segment Operating Profit, Adjusted Income, Adjusted Diluted Earnings Per Share, Adjusted EBIT, Net Debt and Adjusted EBITDA which are non-GAAP financial measures as defined by the Securities and Exchange Commission. Management reviews the adjusted financial measures in assessing the performance of the business segments and in making decisions regarding the allocation of resources to the business segments. Management also believes that the adjusted information is useful for providing investors with an understanding of the Company’s business and operating performance. Management excludes the items shown in the tables below because Management does not consider them to be reflective of normal operations. These adjusted financial measurements are not measurements of financial performance under GAAP and such financial measures should not be considered as an alternative to Segment Operating Profit, Net Income, Diluted Earnings Per Share or other measures of financial performance determined in accordance with GAAP. These non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Presented on Tables E and F is the Company's Net Leverage Ratio calculation (Net Debt / Adjusted EBITDA). Presented on Table G is the Company's Adjusted Return on Invested Capital calculation (Adjusted Net Operating Profit After Tax / Total Debt and Equity). The tables below provide the reconciliation of these financial measures to the comparable GAAP financial measures.

Reconciliation of Reported Segment Net Sales and Operating Profit to Net Sales and Net Income

	Three Months Ended		Six Months Ended
	May 31		May 31
(In millions)	2017	2016	2017	2016
Net Sales
Specialty Solutions	$121.5	$106.2	$215.2	$195.8
Performance Materials	99.8	95.8	180.7	181.5
Total Net Sales	$221.3	$202.0	$395.9	$377.3
Segment Operating Profit
Specialty Solutions	$18.0	$19.4	$27.8	$30.7
Performance Materials	(8.0)	5.2	(3.6)	4.3
Interest expense	(5.3)	(5.7)	(10.5)	(11.5)
Corporate expense	(8.6)	(8.6)	(15.6)	(14.3)
Operational, administrative, and other improvement costs	—	.1	—	.4
Vacation accrual	—	—	—	—
Income (Loss) Before Income Taxes	(3.9)	10.4	(1.9)	9.6
Income tax expense	2.4	3.2	.9	3.5
Net Income (Loss)	$(6.3)	$7.2	$(2.8)	$6.1
Depreciation and amortization	$6.9	$7.1	$13.6	$16.7
Capital expenditures	$6.2	$4.6	$9.9	$10.7

OMNOVA SOLUTIONS INC.
Non-GAAP and other Financial Matters (Continued)
Three Months Ended May 31, 2017
					Table A

(In millions except per share data)	Specialty Solutions	Performance Materials	Combined Segments	Corporate	Consolidated
Net Sales	$121.5	$99.8	$221.3	$—	$221.3

Segment Operating Profit / Corporate Expense	$18.0	$(8.0)	$10.0	$(8.6)	$1.4
Interest Expense	—	—	—	(5.3)	(5.3)
Income (Loss) Before Income Taxes	$18.0	$(8.0)	$10.0	$(13.9)	$(3.9)
Management Excluded Items
Restructuring and severance	.1	1.4	1.5	2.1	3.6
Asset impairment, facility closure costs and other	—	12.9	12.9	.2	13.1
Environmental costs	—	(2.6)	(2.6)	—	(2.6)
Subtotal for Management Excluded Items	.1	11.7	11.8	2.3	14.1
Adjusted Segment Operating Profit / Corporate Expense before Income Taxes	$18.1	$3.7	$21.8	$(11.6)	$10.2
Tax Expense (30% rate)*					(3.0)
Adjusted Income					$7.2
Adjusted Diluted Earnings Per Share from Adjusted Income					$0.16

*Tax rate is based on the Company's estimated normalized annual effective tax rate

Adjusted segment operating profit as a % of sales	14.9%	3.7%	9.9%
Segment / Corporate Capital Expenditures	$3.1	$2.7	$5.8	$.4	$6.2

Adjusted segment operating profit / corporate expense before income taxes	$18.1	$3.7	$21.8	$(11.6)	$10.2
Unallocated Corporate Interest Expense	—	—	—	5.3	5.3
Segment / Consolidated Adjusted EBIT	18.1	3.7	21.8	(6.3)	15.5
Depreciation and Amortization	3.6	2.9	6.5	.4	6.9
Segment / Consolidated Adjusted EBITDA	$21.7	$6.6	$28.3	$(5.9)	$22.4

Adjusted EBITDA as a % of sales	17.9%	6.6%	12.8%		10.1%

OMNOVA Page 8

OMNOVA SOLUTIONS INC.
Non-GAAP and other Financial Matters (Continued)
Three Months Ended May 31, 2016
					Table B

(In millions except per share data)	Specialty Solutions	Performance Materials	Combined Segments	Corporate	Consolidated
Net Sales	$106.2	$95.8	$202.0	$—	$202.0

Segment Operating Profit / Corporate Expense	$19.4	$5.2	$24.6	$(8.5)	$16.1
Interest Expense	—	—	—	(5.7)	(5.7)
Income (Loss) Before Income Taxes	$19.4	$5.2	$24.6	$(14.2)	$10.4
Management Excluded Items
Restructuring and severance	—	1.0	1.0	.1	1.1
Accelerated depreciation on production transfer	—	.2	.2	—	.2
Operational Improvements costs	—	(.4)	(.4)	—	(.4)
Asset impairment, facility closure costs and other	—	1.1	1.1	—	1.1
Vacation policy change	(.4)	(.5)	(.9)	(.2)	(1.1)
Subtotal for Management Excluded Items	(.4)	1.4	1.0	(.1)	.9
Adjusted Segment Operating Profit / Corporate Expense before Income Taxes	$19.0	$6.6	$25.6	$(14.3)	$11.3
Tax Expense (30% rate)*					(3.4)
Adjusted Income					$7.9
Adjusted Diluted Earnings Per Share from Adjusted Income					$0.18

*Tax rate is based on the Company's estimated normalized annual effective tax rate

Adjusted segment operating profit as a % of sales	17.9%	6.9%	12.7%
Segment / Corporate Capital Expenditures	$2.2	$2.0	$4.2	$.4	$4.6

Adjusted segment operating profit / corporate expense before income taxes	$19.0	$6.6	$25.6	$(14.3)	$11.3
Unallocated Corporate Interest Expense	—	—	—	5.7	5.7
Segment / Consolidated Adjusted EBIT	19.0	6.6	25.6	(8.6)	17.0
Depreciation and Amortization	3.3	3.2	6.5	.4	6.9
Segment / Consolidated Adjusted EBITDA	$22.3	$9.8	$32.1	$(8.2)	$23.9

Adjusted EBITDA as a % of sales	21.0%	10.2%	15.9%		11.8%

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OMNOVA SOLUTIONS INC.
Non-GAAP and other Financial Matters (Continued)
Six Months Ended May 31, 2017
					Table C

(In millions except per share data)	Specialty Solutions	Performance Materials	Combined Segments	Corporate	Consolidated
Net Sales	$215.2	$180.7	$395.9	$—	$395.9

Segment Operating Profit / Corporate Expense	$27.8	$(3.6)	$24.2	$(15.6)	$8.6
Interest Expense	—	—	—	(10.5)	(10.5)
Income (Loss) Before Income Taxes	$27.8	$(3.6)	$24.2	$(26.1)	$(1.9)
Management Excluded Items
Restructuring and severance	.6	1.4	2.0	2.5	4.5
Asset impairment, facility closure costs and other	—	12.9	12.9	.2	13.1
Environmental costs	—	(2.5)	(2.5)	—	(2.5)
Subtotal for Management Excluded Items	.6	11.8	12.4	2.7	15.1
Adjusted Segment Operating Profit / Corporate Expense before Income Taxes	$28.4	$8.2	$36.6	$(23.4)	$13.2
Tax Expense (30% rate)*					(3.9)
Adjusted Income					$9.3
Adjusted Diluted Earnings Per Share from Adjusted Income					$0.21

*Tax rate is based on the Company's estimated normalized annual effective tax rate

Adjusted segment operating profit as a % of sales	13.2%	4.5%	9.2%
Segment / Corporate Capital Expenditures	$5.2	$4.2	$9.4	$.5	$9.9

Adjusted segment operating profit / corporate expense before income taxes	$28.4	$8.2	$36.6	$(23.4)	$13.2
Unallocated Corporate Interest Expense	—	—	—	10.5	10.5
Segment / Consolidated Adjusted EBIT	28.4	8.2	36.6	(12.9)	23.7
Depreciation and Amortization	7.0	5.8	12.8	.8	13.6
Segment / Consolidated Adjusted EBITDA	$35.4	$14.0	$49.4	$(12.1)	$37.3

Adjusted EBITDA as a % of sales	16.4%	7.7%	12.5%		9.4%

OMNOVA SOLUTIONS INC.
Non-GAAP and other Financial Matters (Continued)
Six Months Ended May 31, 2016
					Table D

(In millions except per share data)	Specialty Solutions	Performance Materials	Combined Segments	Corporate	Consolidated
Net Sales	$195.8	$181.5	$377.3	$—	$377.3

Segment Operating Profit / Corporate Expense	$30.7	$4.3	$35.0	$(13.9)	$21.1
Interest Expense	—	—	—	(11.5)	(11.5)
Income (Loss) Before Income Taxes	30.7	4.3	35.0	(25.4)	9.6
Management Excluded Items
Restructuring and severance	.1	2.5	2.6	.1	2.7
Accelerated depreciation on production transfer	—	3.0	3.0	—	3.0
Operational Improvements costs	—	(.4)	(.4)	—	(.4)
Asset impairment, facility closure costs and other	.6	.6	1.2	—	1.2
Corporate Headquarters relocation costs	—	—	—	(.2)	(.2)
Vacation policy change	(.7)	(.8)	(1.5)	(.4)	(1.9)
Subtotal for Management Excluded Items	—	4.9	4.9	(.5)	4.4
Adjusted Segment Operating Profit / Corporate Expense before Income Taxes	$30.7	$9.2	$39.9	$(25.9)	$14.0
Tax Expense (30% rate)*					(4.2)
Adjusted Income					$9.8
Adjusted Diluted Earnings Per Share from Adjusted Income					$0.22

*Tax rate is based on the Company's estimated normalized annual effective tax rate

Adjusted segment operating profit as a % of sales	15.7%	5.1%	10.6%
Segment / Corporate Capital Expenditures	$4.9	$4.6	$9.5	$1.2	$10.7

Adjusted segment operating profit / corporate expense before income taxes	$30.7	$9.2	$39.9	$(25.9)	$14.0
Unallocated Corporate Interest Expense	—	—	—	11.5	11.5
Segment / Consolidated Adjusted EBIT	30.7	9.2	39.9	(14.4)	25.5
Depreciation and Amortization excluding accelerated depreciation	6.4	6.6	13.0	.7	13.7
Segment / Consolidated Adjusted EBITDA	$37.1	$15.8	$52.9	$(13.7)	$39.2

Adjusted EBITDA as a % of sales	18.9%	8.7%	14.0%		10.4%

OMNOVA SOLUTIONS INC.
Non-GAAP and other Financial Matters (Continued)
Trailing Twelve Months Ended May 31, 2017
					Table E
(In millions except per share data)	Specialty Solutions	Performance Materials	Combined Segments	Corporate	Consolidated
Net Sales	$423.7	$354.8	$778.5	$—	$778.5

Segment Operating Profit / Corporate Expense	$51.5	$6.0	$57.5	$(35.4)	$22.1
Interest Expense	—	—	—	(23.7)	(23.7)
Income (Loss) Before Income Taxes	$51.5	$6.0	$57.5	$(59.1)	$(1.6)
Management Excluded Items
Restructuring and severance	.7	2.2	2.9	7.3	10.2
Asset impairment, facility closure costs and other	6.3	13.7	20.0	0.2	20.2
Environmental costs	—	(2.2)	(2.2)	—	(2.2)
Deferred Financing Fees written-off	—	—	—	4.9	4.9
Acquisition and integration related expense	—	—	—	.9	.9
Vacation policy change	(0.6)	(0.6)	(1.2)	(0.3)	(1.5)
Subtotal for Management Excluded Items	6.4	13.1	19.5	13.0	32.5
Adjusted Segment Operating Profit / Corporate Expense before Income Taxes	$57.9	$19.1	$77.0	$(46.1)	$30.9
Tax Expense (30% rate)*					(9.2)
Adjusted Income					$21.7
Adjusted Diluted Earnings Per Share from Adjusted Income					$0.49

*Tax rate is based on the Company's estimated normalized annual effective tax rate.

Adjusted segment operating profit as a % of sales	13.7%	5.4%	9.9%
Segment / Corporate Capital Expenditures	$13.0	$10.7	$23.7	$1.1	$24.8

Adjusted segment operating profit / corporate expense before income taxes	$57.9	$19.1	$77.0	$(46.1)	$30.9
Unallocated Corporate Interest (Excluding Debt Premium)	—	—	—	21.7	21.7
Segment / Consolidated Adjusted EBIT	57.9	19.1	77.0	(24.4)	52.6
Depreciation and Amortization excluding accelerated depreciation	13.8	12.4	26.2	1.3	27.5
Segment / Consolidated Adjusted EBITDA	$71.7	$31.5	$103.2	$(23.1)	$80.1

Adjusted EBITDA as a % of sales	16.9%	8.9%	13.3%		10.3%

Net Leverage
Total short and long-term debt (excluding OID and deferred financing fees of $8.8M.)					$363.9
Less Cash and restricted cash					(68.6)
Net Debt (Debt less Cash and Restricted Cash)					$295.3

Net Leverage Ratio**					3.7 x
** The above calculation is not intended to be used for purposes of calculating debt covenant compliance.

OMNOVA SOLUTIONS INC.
Non-GAAP and other Financial Matters (Continued)
Trailing Twelve Months Ended May 31, 2016
					Table F
(In millions except per share data)	Specialty Solutions	Performance Materials	Combined Segments	Corporate	Consolidated
Net Sales	$402.3	$385.9	$788.2	$—	$788.2

Segment Operating Profit / Corporate Expense	$56.4	$(15.5)	$40.9	$(25.5)	$15.4
Interest Expense	—	—	—	(26.1)	$(26.1)
Income (Loss) Before Income Taxes	$56.4	$(15.5)	40.9	$(51.6)	$(10.7)
Management Excluded Items
Restructuring and severance	2.5	4.8	7.3	.2	7.5
Accelerated depreciation on production transfer	—	8.8	8.8	—	8.8
Operational Improvements costs	2.0	.1	2.1	—	2.1
Asset impairment, facility closure costs and other	.2	20.6	20.8	—	20.8
Environmental costs	.1	2.8	2.9	—	2.9
Deferred Financing Fees written-off	—	—	—	.6	.6
Corporate Headquarters relocation costs	—	—	—	(.2)	(.2)
Other financing costs	—	—	—	1.0	1.0
Acquisition and integration related expense	—	—	—	(.4)	(.4)
Vacation policy change	(.7)	(.8)	(1.5)	—	(1.5)
Subtotal for Management Excluded Items	4.1	36.3	40.4	1.2	41.6
Adjusted Segment Operating Profit / Corporate Expense before Income Taxes	$60.5	$20.8	81.3	$(50.4)	$30.9
Tax Expense (30% rate)*					(9.3)
Adjusted Income					$21.6
Adjusted Diluted Earnings Per Share from Adjusted Income					$0.49

*Tax rate is based on the Company's estimated normalized annual effective tax rate.

Adjusted segment operating profit as a % of sales	15.0%	5.4%	10.3%
Segment / Corporate Capital Expenditures	$10.9	$10.6	$21.5	$2.7	$24.2

Adjusted segment operating profit / corporate expense before income taxes	$60.5	$20.8	$81.3	$(50.4)	$30.9
Unallocated Corporate Interest Expense	—	—	—	25.1	25.1
Segment / Consolidated Adjusted EBIT	60.5	20.8	81.3	(25.3)	56.0
Depreciation and Amortization excluding accelerated depreciation	10.4	16.2	26.6	1.2	27.8
Segment / Consolidated Adjusted EBITDA	$70.9	$37.0	$107.9	$(24.1)	$83.8

Adjusted EBITDA as a % of sales	17.6%	9.6%	13.7%		10.6%

Net Leverage
Total short and long-term debt (excluding OID and deferred financing fees of $4.3M. )					$356.0
Less Cash and restricted cash					(60.6)
Net Debt (Debt less Cash and Restricted Cash)					$295.4

Net Leverage Ratio**					3.5 x
** The above calculation is not intended to be used for purposes of calculating debt covenant compliance.

OMNOVA SOLUTIONS INC.
Non-GAAP and other Financial Matters (Continued)
May 31, 2017
			Table G
Adjusted Return on Invested Capital
(In millions)	Trailing Twelve Months Ended	Twelve Months Ended
	May 31,	November 30,
Adjusted Net Operating Profit after Tax	2017	2016	2015
Adjusted Income from Continuing Operations	$21.7	$22.2	$16.5
Interest add back excluding debt premium	21.7	22.7	27.3
Tax effect of interest add back*	(6.5)	(6.8)	(8.2)
Total Adjusted Net Operating Profit after Tax	$36.9	$38.1	$35.6

Debt and Equity
Short-term Debt	$4.2	$4.2	$2.5
Senior Notes	—	—	150.0
Long-term Debt	350.9	352.5	199.6
	115.9	109.8	109.1
Total Debt and Equity	$471.0	$466.5	$461.2

Adjusted Return on Invested Capital	7.8%	8.2%	7.7%

*Tax rate is based on the Company's estimated normalized annual effective tax rate of 30%.

Notice on Forward-Looking Statements
This press release includes descriptions of OMNOVA’s current business, operations, assets and other matters affecting the Company, as well as “forward-looking statements” as defined by federal securities laws. All forward-looking statements by the Company, including verbal statements, are intended to qualify for the protections afforded forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect Management’s current expectation, judgment, belief, assumption, estimate or forecast about future events, circumstances or results and may address business conditions and prospects, strategy, capital structure, debt and cash levels, sales, profits, earnings, markets, products, technology, operations, customers, raw materials, claims and litigation, financial condition, and accounting policies among other matters. Words such as, but not limited to, “will,” “may,” “should,” “projects,” “forecasts,” “seeks,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “optimistic,” “likely,” “would,” “could,” “committed,” and similar expressions or phrases identify forward-looking statements.
All descriptions of OMNOVA’s current business, operations and assets, as well as all forward-looking statements, involve risks and uncertainties. Many risks and uncertainties are inherent in business generally. Other risks and uncertainties are more specific to the Company’s businesses and strategy, or to any new businesses the Company may enter into or acquire. There also may be risks and

OMNOVA Page 14

uncertainties not currently known to the Company. The occurrence of any such risks and uncertainties and the impact of such occurrences is often not predictable or within the Company’s control. Such impacts could adversely affect the Company’s business, operations or assets, as well as the Company's results and the value of your investment in the Company. In some cases, such impact could be material. Certain risks and uncertainties facing the Company are described below or in the Company’s Quarterly Report on Form 10-Q and Annual Report on Form 10-K.
All written and verbal descriptions of OMNOVA’s current business, operations and assets and all forward-looking statements attributable to the Company or any person acting on the Company’s behalf are expressly qualified in their entirety by the risks, uncertainties, and cautionary statements contained or referenced herein. All such descriptions and any forward-looking statements speak only as of the date on which such description or statement is made, and the Company undertakes no obligation, and specifically declines any obligation, other than that imposed by law, to publicly update or revise any such description or forward-looking statements whether as a result of new information, future events or otherwise.
The Company's actual results and the value of your investment in OMNOVA may differ, perhaps materially, from expectations due to a number of risks and uncertainties including, but not limited to: (1) the Company's exposure to general economic, business, and industry conditions; (2) the risk of doing business in foreign countries and markets; (3) changes in raw material prices and availability; (4) the highly competitive markets the Company serves; (5) extraordinary events such as natural disasters, political disruptions, terrorist attacks and acts of war; (6) extensive and increasing United States and international governmental regulation, including environmental, health and safety regulations; (7) the Company's failure to protect its intellectual property or defend itself from intellectual property claims; (8) claims and litigation; (9) changes in accounting policies, standards, and interpretations; (10) the actions of activist shareholders; (11) the Company's inability to achieve, or achieve in a timely manner, the objectives and benefits of cost reduction initiatives; (12) the Company's ability to develop and commercialize new products at competitive prices; (13) the concentration of certain of OMNOVA's businesses and market segments among several large customers; (14) the creditworthiness of the Company's customers; (15) the failure of a joint venture partner to meet its commitments; (16) the Company's ability to identify and complete strategic transactions; (17) the Company’s ability to successfully integrate acquired companies; (18) unanticipated capital expenditures; (19) risks associated with the use, production, storage, and transportation of chemicals; (20) information system failures and breaches in security; (21) continued increases in healthcare costs; (22) the Company's ability to retain or attract key employees; (23) the Company's ability to renew collective bargaining agreements with employees on acceptable terms and the risk of work stoppages; (24) the Company's contribution obligations under its U.S. pension plan; (25) the Company's reliance on foreign financial institutions to hold some of its funds; (26) the effect of goodwill impairment charges; (27) the volatility in the market price of the Company’s common shares; (28) the Company's substantial debt position; (29) the decision

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to incur additional debt; (30) the operational and financial restrictions contained in the Company's indenture; (31) a default under the Company's term loan or revolving credit facility; (32) the Company's ability to generate sufficient cash to service its outstanding debt; and (33) the Company's subsidiaries ability to provide cash in order to pay debt.
OMNOVA Solutions provides greater detail regarding these risks and uncertainties in its 2016 Form 10-K and subsequent filings, which are available online at www.omnova.com and www.sec.gov.

OMNOVA Solutions Inc. is a global innovator of performance-enhancing chemistries and surfaces used in products for a variety of commercial, industrial and residential applications. As a strategic business-to-business supplier, OMNOVA provides The Science in Better Brands, with emulsion polymers, specialty chemicals, and functional and decorative surfaces that deliver critical performance attributes to top brand-name, end-use products sold around the world. OMNOVA’s sales for the last twelve months ended May 31, 2017 were approximately $778 million. The Company has a global workforce of approximately 2,000. Visit OMNOVA Solutions on the internet at www.omnova.com.

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OMNOVA SOLUTIONS INC.
Consolidated Statements of Operations
(In Millions, Except Per Share Data)
(Unaudited)

	Three Months Ended		Six Months Ended
	May 31		May 31
	2017	2016	2017	2016
Net Sales	$221.3	$202.0	$395.9	$377.3
Cost of goods sold (exclusive of depreciation)	168.1	143.6	298.8	274.6
Gross Profit	53.2	58.4	97.1	102.7

Selling, general and administrative	30.1	33.4	59.3	61.7
Depreciation and amortization	6.9	7.1	13.6	16.7
Asset impairment	12.9	—	12.9	.4
Loss on sale of assets	—	.1	—	.1
Restructuring and severance	3.6	2.2	4.6	3.6
Interest expense	5.3	5.7	10.5	11.5
Other expense, net	(1.7)	(.5)	(1.9)	(.9)
	57.1	48.0	99.0	93.1
Income (Loss) Before Income Taxes	(3.9)	10.4	(1.9)	9.6
Income tax expense	2.4	3.2	.9	3.5
Net Income (Loss)	$(6.3)	$7.2	$(2.8)	$6.1

Basic and Diluted Income (Loss) Per Share	$(.14)	$.16	$(.06)	$.14

Weighted average shares outstanding - Basic	44.4	44.0	44.3	44.0
Weighted average shares outstanding - Diluted	44.4	44.4	44.3	44.4

OMNOVA SOLUTIONS INC.
Consolidated Balance Sheets
(In Millions, Except Per Share Data)

	May 31,	November 30,
	2017	2016
	(Unaudited)	(Audited)
ASSETS:
Current Assets
Cash and cash equivalents	$68.6	$72.0
Accounts receivable, net	112.5	87.2
Inventories, net	76.4	74.0
Prepaid expenses and other	13.6	18.1
Assets held for sale - current	9.7	25.7
Total Current Assets	280.8	277.0
Property, plant and equipment, net	202.3	202.7
Trademarks and other intangible assets, net	56.9	56.7
Goodwill	83.4	80.2
Deferred income taxes	67.5	66.7
Other assets	5.1	4.0
Total Assets	$696.0	$687.3
LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities
Amounts due banks	$4.2	$4.2
Accounts payable	81.7	68.7
Accrued payroll and personal property taxes	22.0	23.4
Employee benefit obligations	4.1	4.5
Other current liabilities	8.5	7.4
Liabilities held for sale - current	3.4	5.2
Total Current Liabilities	123.9	113.4
Long-term debt	350.9	352.5
Postretirement benefits other than pensions	6.1	6.3
Pension liabilities	80.7	82.3
Deferred income taxes	10.0	11.4
Other liabilities	8.5	11.6
Total Liabilities	580.1	577.5
Shareholders’ Equity
Common stock - $0.10 par value; 135 million shares authorized, 48.3 million shares issued as of May 31, 2017 and November 30, 2016, respectively	4.8	4.8
Additional contributed capital	342.2	341.0
Retained deficit	(74.3)	(74.4)
Treasury stock at cost; 3.4 million and 3.2 million shares at May 31, 2017 and November 30, 2016, respectively	(25.0)	(23.2)
Accumulated other comprehensive loss	(131.8)	(138.4)
Total Shareholders’ Equity	115.9	109.8
Total Liabilities and Shareholders’ Equity	$696.0	$687.3

OMNOVA SOLUTIONS INC.
Consolidated Statements of Cash Flows
(Dollars in Millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	May 31,		May 31,
	2017	2016	2017	2016
Operating Activities
Net income (loss)	$(6.3)	$7.2	$(2.8)	$6.1
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	6.9	7.1	13.6	16.7
Impairment of long-lived assets	12.9	.4	12.9	.4
Amortization and debt issuance costs write-off	.4	.4	.7	.9
Non-cash stock compensation expense	.5	.6	1.0	1.2
Provision for obsolete inventories	(.1)	.1	.3	.4
Other	(.1)	—	(.1)	(.7)
Changes in operating assets and liabilities:
Accounts receivable	(24.0)	(.8)	(26.7)	(2.9)
Inventories	12.1	6.2	(1.3)	(0.9)
Other current assets	5.4	(12.1)	6.7	(8.4)
Current liabilities	4.8	9.9	6.5	6.2
Other non-current assets	.8	.9	1.8	(2.0)
Other non-current liabilities	.1	1.6	(4.0)	3.1
Contributions to defined benefit plan	(.3)	(.1)	(.3)	(.4)
Net Cash Provided by Operating Activities	13.1	21.4	8.3	19.7
Investing Activities
Capital expenditures	(6.2)	(4.6)	(9.9)	(10.7)
Proceeds from notes receivable	—	—	3.8	—
Proceeds from asset sales	—	.1	—	5.3
Acquisition of business	(2.5)	—	(2.5)	—
Other	—	.1	—	.1
Net Cash Used In Investing Activities	(8.7)	(4.4)	(8.6)	(5.3)
Financing Activities
Repayment of debt obligations	(1.1)	(.7)	(2.1)	(1.3)
Withholding taxes on share-based compensation	(.1)	(.3)	(1.8)	(.3)
Net Cash Used In Financing Activities	(1.2)	(1.0)	(3.9)	(1.6)
Effect of exchange rate changes on cash and cash equivalents	1.1	1.1	.8	2.9
Net Increase (Decrease) In Cash And Cash Equivalents	4.3	17.1	(3.4)	15.7
Cash and cash equivalents at beginning of period	64.3	43.5	72.0	44.9
Cash And Cash Equivalents At End Of Period	$68.6	$60.6	$68.6	$60.6